Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

NeuroBo Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated August 30, 2019, relating to the consolidated financial statements of NeuroBo Pharmaceuticals, Inc. (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Boston, Massachusetts

August 30, 2019